Exhibit 10.2

LIMITED GUARANTY

Limited Guaranty, dated as of June 19, 2012 (this “Limited Guaranty”), by Insight Venture Partners VII, L.P., a Cayman Islands limited partnership, Insight Venture Partners (Cayman) VII, L.P., a Cayman Islands limited partnership, Insight Venture Partners VII (Co-Investors), L.P., a Cayman Islands limited partnership, Insight Venture Partners (Delaware) VII, L.P., a Delaware limited partnership and Insight Venture Partners Coinvestment Fund II, L.P. (collectively, the “Insight Guarantors”), Vector Capital IV, L.P. (the “Vector Guarantor”) and Vincent C. Smith, Vincent C. Smith Annuity Trust 2010-1, Vincent C. Smith Annuity Trust 2010-2, Vincent C. Smith Annuity Trust 2011-1 and Teach A Man to Fish Foundation (collectively, the “VS Party Guarantors”, and together with the Insight Guarantors and the Vector Guarantor, the “Guarantors” and each a “Guarantor”) in favor of Quest Software, Inc., a Delaware corporation (the “Guaranteed Party”).

1. Guaranty. To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as March 8, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, including Amendment No. 1 to the Agreement and Plan of Merger dated June 19, 2012, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement) among Expedition Holding Company, Inc., a Delaware corporation (“Parent”), Expedition Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party (the “Merger”), each Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally, severally but not jointly, guarantees to the Guaranteed Party up to such Guarantor’s respective percentage as set forth opposite its name in Annex 1 (for each such Guarantor, its “Guaranteed Percentage”) the due and punctual performance and discharge of the obligation of Parent to pay to the Guaranteed Party the Parent Termination Fee and/or the Damages Remedy (following, with respect to the Damages Remedy, a final, non-appealable order or settlement), as the case may be, and/or any amounts under Section 5.5(b) and Section 7.3(d) of the Merger Agreement, if, as and when such obligations become payable under the Merger Agreement (the “Guaranteed Obligations”). In no event shall a Guarantor’s liability in respect of the Guaranteed Obligations exceed such Guarantor’s Guaranteed Percentage of the Guaranteed Obligations (such limitation on the liability each Guarantor may have for its Guaranteed Percentage of the Guaranteed Obligations being herein referred to as such Guarantor’s “Cap”), it being understood that this Limited Guaranty may not be enforced against any Guarantor without giving effect to such Guarantor’s Cap (and to the provisions of Sections 7 and 8 hereof). This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Each Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. Each Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance upon the execution of this Limited Guaranty.

If Parent fails to discharge its Guaranteed Obligations when due, then each Guarantor’s liabilities to the Guaranteed Party hereunder in respect of such Guaranteed Obligations shall, upon the Guaranteed Party’s demand, become immediately due and payable (up to each Guarantor’s Cap), and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as Parent has failed to discharge any of its Guaranteed Obligations, take any and all actions available hereunder to collect any Guarantor’s liabilities hereunder in respect of such Guaranteed Obligations, subject to such Guarantor’s Cap.

2. Nature of Guaranty. Each Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement or Financing Letters that may be agreed to by Parent or Merger Sub. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ respective obligations hereunder. In the event that any payment hereunder is rescinded or must otherwise be, and is, returned to a Guarantor for any reason whatsoever, each Guarantor shall remain liable hereunder as if such payment had not been made. This Limited Guaranty is a guarantee of payment and not of collection. Guarantor acknowledges that the Guaranteed Party may bring and prosecute a separate action or actions against such Guarantor for the full amount of such Guarantor’s Guaranteed Percentage of the Guaranteed Obligations (subject to such Guarantor’s Cap), regardless of whether any such action is brought against Parent, Merger Sub or any other Guarantor or whether Parent, Merger Sub or any other Guarantor is joined in any such action or actions.

3. Certain Waivers. Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any other Guarantor; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or Financing Letters made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (c) the addition, substitution or release of any entity or other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement (including any other Guarantor); (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement (including any other Guarantor); (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement (including any other Guarantors); (f) the adequacy of any means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; (g) the value, genuineness, validity, regularity, illegality or enforceability of the Financing Letters, in each case in accordance with the terms and provisions thereof; or (h) any discharge of a Guarantor as a matter of applicable Law or equity (other than a discharge of a Guarantor with respect to the Guaranteed Obligations as a result of indefeasible payment in full of the Guaranteed Obligations in accordance with their terms or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement). To the fullest extent permitted by Law, the Guarantors hereby expressly waive any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (other than notices required to be made to Parent or Merger Sub pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect or any right to require the marshalling of assets of Parent or Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement (including any other Guarantor). Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits.

Each Guarantor hereby unconditionally waives any rights that it may now have or hereafter acquire against Parent or Merger Sub that arise from the existence, payment, performance, or enforcement of such Guarantor’s obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and no Guarantor shall exercise any such rights unless and until all amounts payable by such Guarantor under this Limited Guaranty (which shall be subject to such Guarantor’s Cap) shall have been indefeasibly paid in full in immediately available funds. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of all amounts payable by such Guarantor under this Limited Guaranty (which shall be subject to such Guarantor’s Cap), such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be promptly paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable by such Guarantor under this Limited Guaranty. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that each Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty (which in any event shall be subject to such Guarantor’s Cap) that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party.

4. Representations and Warranties.

(a) Each Guarantor hereby represents and warrants, severally but not jointly, that:

(i) with respect to each Guarantor which is not a natural person, such Guarantor has all requisite limited partnership, trust authorization or other power and authority to execute, deliver and perform this Limited Guaranty and the execution, delivery and performance of this Limited Guaranty have been duly authorized by all necessary action and do not contravene any provision of such Guarantor’s partnership agreement, operating agreement, declaration of trust or similar organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on such Guarantor or its assets;

(ii) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guaranty by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guaranty;

(iii) assuming due execution and delivery by the Guaranteed Party, this Limited Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to: (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (B) general equitable principles (whether considered in a proceeding in equity or at law); and

(iv) such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guaranty shall be available to such Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 7 hereof.

(b) The Guaranteed Party hereby represents and warrants that:

(i) the execution, delivery and performance of this Limited Guaranty have been duly authorized by all necessary action and do not contravene any provision of the Guaranteed Party’s charter, bylaws, or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guaranteed Party or its assets; and

(ii) assuming due execution and delivery by the Guarantors, this Limited Guaranty constitutes a legal, valid and binding obligation of the Guaranteed Party enforceable against the Guaranteed Party in accordance with its terms, subject to: (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (B) general equitable principles (whether considered in a proceeding in equity or at law).

5. No Assignment. None of the Guarantors or the Guaranteed Party may assign or delegate its rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the Guaranteed Party (in the case of an assignment or delegation by one or more Guarantors) or the Guarantors (in the case of an assignment or delegation by the Guaranteed Party); provided, however, that each Guarantor may assign or delegate all or part of its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any other Guarantor; provided, further, that no such assignment or delegation shall relieve such Guarantor of its obligations hereunder.

6. Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) in writing by hand delivery, by facsimile transmission with confirmation of receipt, or by overnight delivery by a nationally recognized courier service, in each case to the address (or facsimile number) listed below (or to such other address or facsimile number as a party may designate by notice to other parties) as follows:

if to any Insight Guarantor:

c/o Insight Venture Management, LLC

680 Fifth Avenue, 8th Floor

New York, New York 10019

Attention: General Counsel

Facsimile: (212) 230-9278

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10024

Attention: Gordon R. Caplan

Facsimile: (212) 728-9266

if to the Vector Guarantor:

c/o Vector Capital Corporation

One Market Street, Steuart Tower, 23d Floor

San Francisco, California 94105

Attention: Chief Operating Officer

Facsimile: (415) 293-5100

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Attention: Martin A. Wellington

Facsimile: (650) 752-3600

if to any VS Party Guarantor:

c/o Quest Software, Inc.

5 Polaris Way

Aliso Viejo, California 92656

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: R. Ronald Hopkinson

Facsimile: (212) 504-6666

If to the Guaranteed Party, as provided in the Merger Agreement.

7. Continuing Guaranty. This Limited Guaranty may not be revoked or terminated and shall remain in full force and effect until all of the Guaranteed Obligations have been indefeasibly paid in full. Notwithstanding the foregoing, or anything express or implied in this Limited Guaranty or otherwise, this Limited Guaranty shall terminate and the Guarantors shall have no further obligations under or in connection with this Limited Guaranty as of the earliest of: (i) the Effective Time, if the Closing occurs; (ii) termination of the Merger Agreement in accordance with its terms by mutual consent of the parties thereto or in circumstances where the Parent Termination Fee is not payable, the Damages Remedy is not available and there are no unpaid expense reimbursement or indemnification obligations pursuant to Section 5.5(b) of the Merger Agreement; (iii) the receipt by the Guaranteed Party of the payment in full of all of the Guaranteed Obligations payable under this Limited Guaranty; and (iv) the termination of the Merger Agreement pursuant to Section 7.1(b)(i) thereof (unless the Guaranteed Party shall have previously commenced litigation against the Guarantors under this Limited Guaranty, in which case this Limited Guaranty shall terminate upon the final, non-appealable resolution of such action and satisfaction by the Guarantors of any obligations finally determined or agreed to be owed by the Guarantors, consistent with the terms hereof). Upon such termination of this Limited Guaranty, no Guarantor shall have any further liability hereunder. Notwithstanding the foregoing, or anything express or implied in this Limited Guaranty or otherwise, in the event that the Guaranteed Party or any of its Affiliates asserts in any litigation or other proceeding that the provisions of Section 1 hereof limiting each Guarantor’s liability to its respective Cap or the provisions of this Section 7 or Section 8 hereof are illegal, invalid or unenforceable in whole or in part, asserts that any Guarantor is liable in respect of Guaranteed Obligations in excess of or to a greater extent than its Cap, or asserts any theory of liability against any Non-Recourse Party (as defined in Section 8 hereof) with respect to this Limited Guaranty, the Equity Funding Letters, the Rollover Letter, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guaranty or the Merger Agreement, or the transactions contemplated hereby or thereby, other than Retained Claims (as defined in Section 8 hereof) asserted by the Guaranteed Party against the Non-Recourse Party(ies) against which such Retained Claims may be asserted pursuant to Section 8, then: (i) the obligations of the Guarantors under or in connection with this Limited Guaranty shall terminate ab initio and be null and void; (ii) if any Guarantor has previously made any payments under or in connection with this Limited Guaranty, it shall be entitled to recover and retain such payments; and (iii) neither the Guarantors nor any other Non-Recourse Parties shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to the Guaranteed Party or any other Person in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guaranty or the Merger Agreement (including, without limitation, the Equity Funding Letters and the Rollover Letter), or the transactions contemplated hereby or thereby.

8. No Recourse. The Guaranteed Party acknowledges and agrees that the sole asset of Parent and Merger Sub (other than contract rights) is cash in a de minimis amount (less than $1,000) and that no additional funds are expected to be contributed to Parent or Merger Sub unless and until the Closing occurs under the Merger Agreement. By its acceptance of the benefits of this Limited Guaranty, the Guaranteed Party acknowledges and agrees that: (a) no Person other than the Guarantors (and the legal successors and assigns of their obligations hereunder) shall have any obligations under or in connection with this Limited Guaranty notwithstanding the fact that the Guarantors may be partnerships, (b) the Guarantors shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty, and (c) no personal liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them under any theory of liability (including without limitation by attempting to pierce a corporate, limited liability company or partnership veil, by attempting to compel Parent or Merger Sub to enforce any rights that they may have against any Person, by attempting to enforce any assessment, or by attempting to enforce any purported right at law or in equity, whether sounding in contract, tort, statute or otherwise) against, any Non-Recourse Party (as hereinafter defined) in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guaranty or the Merger Agreement (including, without limitation, the Equity Funding Letters and the Rollover Letter), or the transactions contemplated hereby or thereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), except that, notwithstanding the foregoing, the Guaranteed Party may assert claims: (i) against certain Non-Recourse Parties related to the Guarantors (including Insight Venture Management, LLC and Vector Capital Corporation) under, and pursuant to the terms of, the Insight Confidentiality Agreement and the Vector Confidentiality Agreement (collectively, the “Confidentiality Agreements”), respectively; (ii) against the Guarantors (and their successors by operation of law and any assignees of their obligations hereunder) under, and pursuant to the terms of, this Limited Guaranty (subject in each case to each such Guarantor’s Cap); (iii) against Parent, to cause Parent to seek specific performance of a Guarantor’s obligation under the Equity Funding Letter to fund its commitment thereunder in accordance with and pursuant to Section 4 thereof; (iv) against a Guarantor for specific performance of such Guarantor’s obligation under the Equity Funding Letter to fund its commitment thereunder in accordance with and pursuant to Section 4 thereof; (v) against any Rollover Investor for specific performance of such Rollover Investor’s obligations under the Rollover Letter; (vi) against any Rollover Investor under, and pursuant to the terms of, the Voting Agreement between the Rollover Investors and the Company; and (vii) against Parent or Merger Sub in accordance with and pursuant to the terms of the Merger Agreement (the claims described in clauses (i) through (vii) collectively, the “Retained Claims”). As used herein, the term “Non-Recourse Parties” shall mean, collectively, Parent, Merger Sub, the Guarantors, the Equity Providers (as defined in the Rollover Letter), the Financing Sources and any of their respective former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees and any and all former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, and the providers of debt financing for the Transactions. The Guaranteed Party hereby covenants and agrees that it shall not, and it shall cause its Affiliates not to, institute any proceeding or bring any claim in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guaranty or the Merger Agreement (including, without limitation, the Equity Funding Letters and the Rollover Letter), or the transactions contemplated hereby or thereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), against the Guarantors or any other Non-Recourse Parties, except for Retained Claims asserted by the Guaranteed Party against the Non-Recourse Party(ies) against which such Retained Claims may be asserted pursuant to and in accordance with this Section 8. Other than the Guaranteed Party, the Guarantors and the other Non-Recourse Parties, no Person shall have any rights or remedies under or in connection with this Limited Guaranty or the transactions contemplated hereby.

9. GOVERNING LAW; JURISDICTION. THIS LIMITED GUARANTY, THE RIGHTS OF THE PARTIES UNDER OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO ANY OF THE FOREGOING, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereto agrees that it shall bring, maintain and defend any such action or proceeding exclusively in the Court of Chancery of the State of Delaware, or if but only if such Court does not have subject matter jurisdiction, the state or federal courts of the State of Delaware (as just described, the “Chosen Courts”), and solely in connection with such actions or proceedings: (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto; (iv) waives any objection that the venue of the action, suit or proceeding is improper or that this Limited Guaranty may not be enforced in or by the Chosen Courts; and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if effected pursuant to the Laws of the State of Delaware or in accordance with Section 6 of this Limited Guaranty (other than by facsimile transmission).

10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING CONTEMPLATED BY SECTION 9 HEREOF IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. Counterparts. This Limited Guaranty shall not be effective until it has been executed and delivered by all parties hereto. This Limited Guaranty may be executed by facsimile or electronic transmission in pdf format, and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Third Party Beneficiaries. This Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein; except that as a material aspect of this Limited Guaranty the parties intend that all Non-Recourse Parties other than the Guarantors shall be, and such Non-Recourse Parties are, intended third party beneficiaries of this Limited Guaranty who may rely on and enforce the provisions of this Limited Guaranty that bar the liability, or otherwise protect the interests, of such Non-Recourse Parties.

13. Confidentiality. This Limited Guaranty shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the Merger. This Limited Guaranty may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of each of the Guarantors; provided that no such written consent is required for any disclosure of the existence or content of this Limited Guaranty by the Guaranteed Party: (i) to its Affiliates and its representatives; (ii) to the extent that the information is already publicly available other than as a result of a breach of this Limited Guaranty by the Guaranteed Party or any other Person; (iii) pursuant to any litigation relating to the Merger Agreement or the transactions contemplated thereby; or (iv) to the extent required by Law or the rules of any self-regulatory organization or securities exchange.

14. Miscellaneous.

(a) This Limited Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Guarantors or any of their Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand. No amendment, supplementation, modification or waiver of this Limited Guaranty or any provision hereof shall be enforceable unless approved by the Guaranteed Party (acting through the Special Committee, if such committee still exists) and each of the Guarantors in writing. The Guaranteed Party and its Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guarantors or any other Non-Recourse Party in connection with this Limited Guaranty except as expressly set forth herein or in the Merger Agreement, the Equity Funding Letter, the Confidentiality Agreements, the Voting Agreement or the Rollover Letter. The Guarantors and their respective Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guaranteed Party in connection with this Limited Guaranty except as expressly set forth herein or in the Merger Agreement, the Equity Funding Letter, the Confidentiality Agreements, the Voting Agreement or the Rollover Letter.

(b) Any term or provision of this Limited Guaranty that is invalid, illegal or unenforceable in any jurisdiction (as determined by a court of competent jurisdiction) shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable by any Guarantor hereunder to its

Cap provided in Section 1 hereof and to the provisions of Sections 7 and 8 hereof. Each party hereto covenants and agrees that it shall not assert, and shall cause its respective Affiliates and representatives not to assert, that this Limited Guaranty or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

(c) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guaranty.

(d) All parties acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

(e) The parties hereto acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that each party hereto shall be entitled to seek an injunction, specific performance and other equitable relief against any other party to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity (subject, in all cases, to the terms and provisions hereof), and shall not be required to provide any bond or other security in connection with any such order or injunction. Each party hereto further agrees that it will not oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (x) any other party has an adequate remedy at law or (y) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity.

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IN WITNESS WHEREOF, each of the Guarantors has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.

INSIGHT VENTURE PARTNERS VII, L.P.

by:	Insight Venture Associates VII, L.P., its general partner

by:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

by:	Insight Venture Associates VII, L.P., its general partner

by:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

by:	Insight Venture Associates VII, L.P., its general partner

by:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Vice President

[Signature Page to Limited Guaranty]

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

by:	Insight Venture Associates VII, L.P., its general partner

by:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS COINVESTMENT FUND II, L.P.

By:	Insight Venture Associates Coinvestment II, L.P., its general partner

By:	Insight Holdings Group, LLC, its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Vice President

VECTOR CAPITAL IV, L.P.
by:	Vector Capital Partners IV, L.P., its general partner

by:	Vector Capital, L.L.C., a general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Chief Operating Officer

[Signature Page to Limited Guaranty]

/s/ Vincent Smith
Vincent C. Smith

VINCENT C. SMITH ANNUITY TRUST 2010-1

By:	/s/ Vincent Smith
Name:	Vincent Smith
Title:	Trustee

VINCENT C. SMITH ANNUITY TRUST 2010-2

By:	/s/ Vincent Smith
Name:	Vincent Smith
Title:	Trustee

VINCENT C. SMITH ANNUITY TRUST 2011-1

By:	/s/ Vincent Smith
Name:	Vincent Smith
Title:	Trustee

TEACH A MAN TO FISH FOUNDATION

By:	/s/ Vincent Smith
Name:	Vincent Smith
Title:	President

[Signature Page to Limited Guaranty]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

QUEST SOFTWARE, INC.

By:	/s/ David Cramer
Name:	David Cramer
Title:	VP, General Counsel & Secretary

[Signature Page to Limited Guaranty]

ANNEX 1

Guarantor	Guaranteed Percentage
Insight Venture Partners VII, L.P.	12.41%
Insight Venture Partners (Cayman) VII, L.P.	5.47%
Insight Venture Partners VII (Co-Investors), L.P.	0.28%
Insight Venture Partners (Delaware) VII, L.P.	0.79%
Insight Venture Partners Coinvestment Fund II, L.P.	12.30%
Vector Capital, IV, L.P.	18.75%
Vincent C. Smith	45.62%
Vincent C. Smith Annuity Trust 2010-1	0.75%
Vincent C. Smith Annuity Trust 2010-2	0.57%
Vincent C. Smith Annuity Trust 2011-1	2.70%
Teach A Man to Fish Foundation	0.36%